EXHIBIT 21.1

SUBSIDIARIES

Name	Jurisdiction of Organization
Accel AB	Sweden
Dongguan Littelfuse Electronics Co., Ltd.	China
H.I. Verwaltungs GmbH	Germany
Hamlin Electronics (Suzhou) Co., Ltd.	China
Hamlin Electronics Europe Ltd.	United Kingdom
Hamlin Electronics GmbH	Germany
IXYS, LLC	Delaware
LF Consorcio S. de R.L. de C.V.	Mexico
LFUS LLC	Delaware
LFUSE Mexico Services, S. de R.L. de C.V.	Mexico
Littelfuse Asia Holding B.V.	Netherlands
Littelfuse Asia Sales B.V.	Netherlands
Littelfuse Asia Technology C.V.	Netherlands
Littelfuse B.V.	Netherlands
Littelfuse Commercial Vehicle LLC	Delaware
Littelfuse Commercial Vehicle Products, Italy S.r.l.	Italy
Littelfuse Concord Semiconductor, Inc.	Taiwan
Littelfuse da Amazonia, Ltda.	Brazil
Littelfuse Electronics (Kunshan) Co., Ltd.	China
Littelfuse Electronics (Shanghai) Co., Ltd.	China
Littelfuse Electronics Taiwan Co., Ltd.	Taiwan
Littelfuse Europe GmbH	Germany
Littelfuse Far East Pte. Ltd.	Singapore
Littelfuse GmbH	Germany
Littelfuse HK Limited	Hong Kong
Littelfuse Holding B.V.	Netherlands
Littelfuse Holding GmbH	Germany
Littelfuse Holding II B.V.	Netherlands
Littelfuse Holding III B.V.	Netherlands
Littelfuse Holding IV B.V.	Netherlands
Littelfuse Holding Limited	Ireland
Littelfuse Italian Holdings S.r.l.	Italy
Littelfuse Italy S.r.l.	Italy
Littelfuse Japan G.K.	Japan
Littelfuse KK	Japan
Littelfuse LT, UAB	Lithuania
Littelfuse Mexico Distribution S. de R.L. de C.V.	Mexico
Littelfuse Mexico Holding LLC	Delaware
Littelfuse Mexico Manufacturing B.V.	Netherlands
Littelfuse Netherland C.V.	Netherlands
Littelfuse Phils, Inc.	Philippines
Littelfuse S. de R.L. de C.V.	Mexico

Littelfuse Semiconductor (Wuxi) Co., Ltd.	China
Littelfuse Triad, Inc.	Korea
Productos Electromecanicos BAC, S. de R.L. de C.V.	Mexico
Startco Canada LP	Canada
Startco Engineering ULC	Canada
Suzhou Littelfuse OVS Ltd.	China
SymCom, Inc.	South Dakota
Clare N.V.	Belgium
Clare Capital, Inc.	Delaware
Clare Components, Inc.	Delaware
Clare Electronics, Inc.	Delaware
Clare Instruments, Inc.	Delaware
Clare Services, Inc.	Delaware
Clare Technologies, Inc.	Delaware
Clare Technologies, Inc.	Taiwan
Directed Energy, Inc.	Colorado
IXYS Buckeye, LLC	Delaware
IXYS CH GmbH	Switzerland
IXYS Dutch CV	Netherlands
IXYS Global Services GmbH	Germany
IXYS Holdings Ltd.	United Kingdom
IXYS Integrated Circuits Division Inc.	Massachusetts
IXYS Integrated Circuits Division AV Inc.	California
IXYS Intl Limited	Cayman Islands
IXYS Korea Ltd. IXYS IP Holding (Cayman) Ltd.	Korea Cayman Islands
IXYS Long Beach, Inc.	California
IXYS San Sabastian, S.A.	Spain
IXYS Semiconductor B.V.	Netherlands
IXYS Semiconductor GmbH	Germany
IXYS Investment Holdings GmbH	Germany
IXYS UK Ltd.	United Kingdom
IXYS UK Westcode Limited	United Kingdom
IXYS Unterstuetzungseinrichtung GmbH	Germany
IXYS USA, Inc.	Delaware
Microwave Technology, Inc.	California
Pele Technology, Inc.	Delaware
RadioPulse, Inc.	Korea
Reaction Technology Incorporated	California
Westcode Industries Ltd.	United Kingdom
Zilog Electronics Philippines, Inc.	Philippines
Zilog, Inc.	Delaware
Zilog International Pte. Ltd.	Singapore
Zilog Japan KK	Japan
Zilog Philippines, Inc.	Philippines